                                                                   Exhibit 10.12

                                LEAR CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN

       2002 NONTRANSFERABLE NONQUALIFIED STOCK OPTION TERMS AND CONDITIONS

                  1. Definitions. Any term capitalized herein but not defined will have the meaning set forth in the Plan.

                  2.       Term, Vesting and Exercise of the Stock Option.

                  (a) If the Employee remains employed by the Company, the Stock Option will expire ten years from the Grant Date. If the Employee terminates employment with the Company before the tenth anniversary of the Grant Date, his or her right to exercise the Stock Option after termination of his or her employment will be only as provided in Section 3.

                  (b) The Stock Option will vest and become exercisable on the earlier of: (i) the third anniversary of the Grant Date; and (ii) the Employee's End of Service Date, death or Disability. Notwithstanding anything contained herein to the contrary, the right (whether or not vested) of an Employee to exercise the Stock Option will be forfeited if the Committee determines, in its sole discretion, that (i) the Employee has entered into a business or employment relationship which is detrimentally competitive with the Company or substantially injurious to the Company's financial interests; (ii) the Employee has been discharged from employment with the Company or an Affiliate for Cause; or (iii) the Employee has performed acts of willful malfeasance or gross negligence in a matter of material importance to the Company or an Affiliate.

                  (c) The Stock Option may be exercised by written notice to the Company indicating the number of Shares being purchased. The notice must be signed by the Employee and must be accompanied by full payment of the Exercise Price in accordance with Section 4. When the Stock Option is vested and exercisable, it may be exercised in whole at any time or in part from time to time as to any or all full Shares under the Stock Option. Notwithstanding the foregoing, the Stock Option may not be exercised for fewer than 100 Shares at any one time or, if fewer, all the Shares that are then subject to the Stock Option.

                  3. Termination of Employment. Subject to the forfeiture provisions in clause 2(b) above, an Employee's right to exercise the Stock Option after termination of his or her employment will be only as follows:

                  (a) End of Service. If the Employee experiences an End of Service Date, the Stock Option will immediately vest and become exercisable, and the Employee will have the right for thirteen months following his or her End of Service Date (but not later than the date on which the Stock Option would otherwise expire), to exercise the Stock Option. However, if the

Employee dies prior to the end of the thirteen-month period after the End of Service Date, his or her estate will have the right to exercise the Stock Option within thirteen months following the Employee's End of Service Date (but not later than the date on which the Stock Option would otherwise expire). The Employee's "End of Service Date" is the latest to occur of : (i) his or her Retirement; (ii) the end of his or her service as a director on the Board; and
(iii) the end of any written consulting arrangement or other written agreement between the Employee and the Company or an Affiliate pursuant to which the Employee provides personal services to the Company or an Affiliate.

                  (b) Disability or Death. If an Employee's employment terminates due to Disability or death, the Stock Option will immediately vest and become exercisable, and the Employee (or in the case of death, the Employee's estate) will have the right for a period of thirteen months following the date of the termination (but not later than the date on which the Stock Option would otherwise expire) to exercise the Stock Option.

                  (c) Voluntary Termination. If an Employee voluntarily terminates employment due to any reason other than those provided in clauses 3(a) or (b), the Employee or his or her estate (in the event of his or her death after termination) will immediately forfeit the right (whether or not vested) to exercise the Stock Option.

                  (d) Involuntary Termination. In the case of an Employee who terminates employment for any reason other than those provided in clauses 3(a), (b) or (c), the Employee or his or her estate (in the event of his or her death after the Employee's termination): (i) may, within the 30-day period following the termination, exercise the Stock Option to the extent that it was vested and exercisable on the date his or her employment terminated; and (ii) will forfeit the Stock Option to the extent that it was not vested and exercisable on the date his or her employment terminated.

                  4.       Medium and Time of Payment.

                  (a) The Exercise Price must be paid in United States ' dollars. The Exercise Price may be paid in cash, by certified check, by cashier's check, with Shares, or using any combination of those forms of payment. If any Shares used to pay all or part of the Exercise Price were acquired through the exercise of a stock option granted by the Company, or by way of another Company award, those Shares must have been held by the Employee for at least one year. A certified or cashier's check used to pay all or part of the Exercise Price must be made payable to the order of the Company at the time of purchase.

                  (b) The Exercise Price must be paid in full before any Shares will be issued pursuant to the Stock Option.

                  (c) Any withholding tax, up to the minimum withholding requirement for supplemental wages will be paid with Shares issueable to the Employee upon exercise under this Stock Option. Shares used to satisfy the Exercise Price and/or any minimum required withholding tax will be valued at their Fair Market Value as of the date of exercise.

                  5. Transferability of Stock Option and Shares Acquired Upon Exercise of Stock Option. This Stock Option is transferable only by will or the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The Stock Option will be exercisable during the Employee's lifetime only by the Employee or by his or her guardian or legal representative. The Committee may, in its discretion, require a guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the Stock Option on behalf of the Employee. Except as limited by applicable securities laws and the provisions of Section 6 hereof, Shares acquired upon exercise of this Stock Option will be freely transferable.

                  6.       Securities Law Requirements.

                  (a) If required by the Company, the notice of exercise of the Stock Option must be accompanied by the Employee's written representation:
(i) that the stock being acquired is purchased for investment and not for resale or with a view to its distribution; (ii) acknowledging that the stock has not been registered under the Securities Act of 1933, as amended (the "1933 Act"); and (iii) agreeing that the stock may not be sold or transferred unless either there is an effective Registration Statement for it under the 1933 Act, or in the opinion of counsel for the Company, the sale or transfer will not violate the 1933 Act. This Stock Option will not be exercisable in whole or in part, nor will the Company be obligated to sell any Shares subject to the Stock Option, if exercise and sale may, in the opinion of counsel for the Company, violate the 1933 Act (or other federal or state statutes having similar requirements), as it may be in effect at that time.

                  (b) The Stock Option is subject to the further requirement that, if at any time the Committee determines in its discretion that the listing or qualification of the Shares subject to the Stock Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of the Stock Option or the issuance of Shares under it, the Stock Option may not be exercised in whole or in part, unless the necessary listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

                  (c) No person who acquires Shares pursuant to this Stock Option may, during any period of time that person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act) sell the Shares, unless the offer and sale is made pursuant to (i) an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act. With respect to individuals subject to Section 16 of the Exchange Act, transactions under this Stock Option are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of the Stock Option or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action will be null and void.

                  7. No Obligation to Exercise Stock Option. The granting of the Stock Option imposes no obligation upon the Employee (or upon a transferee of an Employee) to exercise the Stock Option.

                  8. No Limitation on Rights of the Company. The grant of the Stock Option will not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

                  9. Plan and Stock Option Not a Contract of Employment. Neither the Plan nor this Stock Option is a contract of employment, and no terms of employment of the Employee will be affected in any way by the Plan, this Stock Option or related instruments except as specifically provided therein. Neither the establishment of the Plan nor this Stock Option will be construed as conferring any legal rights upon the Employee for a continuation of employment, nor will it interfere with the right of the Company or any Affiliate to discharge the Employee and to treat him or her without regard to the effect that treatment might have upon him or her as an Employee.

                  10. Employee to Have No Rights as a Stockholder. The Employee will have no rights as a stockholder with respect to any Shares subject to the Stock Option prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company. The Employee will not have the rights of a stockholder until he or she has paid the Exercise Price in full.

                  11. Notice. Any notice or other communication required or permitted hereunder must be in writing and must be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of the Company to 21557 Telegraph Road, P. O. Box 5008, Southfield, Michigan, 48086-5008, Attention:
General Counsel and, in the case of the Employee, to the last known address of the Employee in the Company's records.

                  12. Governing Law. This document and the Stock Option will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflict of law rules.

                  13. Plan Document Controls. The rights granted under this Stock Option document are in all respects subject to the provisions of the Plan to the same extent and with the same effect as if they were set forth fully herein. If the terms of this document or the Stock Option conflict with the terms of the Plan document, the Plan document will control.